SHARE EXCHANGE AGREEMENT

by and among

ZEROS & ONES, INC.
a Nevada Corporation,

ROCKETSTREAM HOLDING CORPORATION
a Nevada Corporation

and

ROCKETSTREAM HOLDING CORPORATION SHAREHOLDERS

Dated as of May 10, 2006

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of May 10, 2006, by and among Zeros & Ones, Inc., a Nevada corporation (“Zeros"), Rocketstream Holding Corporation, a Nevada corporation (“RHC”), and each of the RHC Shareholders listed on Schedule 1 hereto (the "RHC Shareholders"), with reference to the following:

RECITALS

A. This Agreement provides for the acquisition by Zeros of all of the issued and outstanding shares of capital stock of RHC, such that RHC shall become a wholly owned subsidiary of Zeros, and the issuance in exchange therefore of 48,235,000 shares of restricted common stock of Zeros to the RHC Shareholders.

B. The board of directors and shareholders of RHC and the board of directors of Zeros have determined, subject to the terms and conditions set forth in this Agreement, that the transactions contemplated hereby are desirable and in the best interests of the parties hereto.

C. The parties to this Agreement desire that the transaction contemplated by the provisions of this Agreement satisfy the requirements of Section 368 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated pursuant thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF ZEROS

As an inducement to and to obtain the reliance of RHC, Zeros represents and warrants as follows:

Section 1.1 Organization. Zeros is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized and qualified under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in any jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

Section 1.2 Capitalization. The authorized capitalization of Zeros consists of 100,000,000 shares of common stock, $0.001 par value per share (“Zeros Common Shares”) and 2,000,000 shares of preferred stock. As of the date hereof, Zeros has 43,560,002 Zeros Common Shares issued and outstanding and no preferred stock issued and outstanding. All issued and outstanding Zeros Common Shares of Zeros are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

Section 1.4  Subsidiaries. Zeros does not own directly or indirectly, any capital stock or have any interest in any other corporation, partnership or other form of business organization.

Section 1.5 Title and Related Matters. Zeros has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in its most recent balance sheet or were acquired after the date thereof (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances.

Section 1.6 No Conflict With Other Instruments.  To Zeros’ knowledge, the execution of this Agreement and the consummation of the transactions contemplated by hereby will not result in the breach of any term or provision of, or constitute an event of default under, any material contract, agreement or instrument to which Zeros is a party or to which any of its properties or operations are subject.

Section 1.7 Compliance With Laws and Regulations. To Zeros’ knowledge, Zeros has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or financial condition of Zeros or would not result in Zeros’ incurring any material liability.

Section 1.8 Acquisition for Investment. Zeros is acquiring the RHC Shares for investment, and not with a view to or for sale in connection with any distribution thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF RHC AND RHC SHAREHOLDERS

As an inducement to, and to obtain the reliance of Zeros, RHC and the RHC Shareholders represent and warrant, jointly and severally, as follows:

Section 2.1 Organization. RHC is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the corporate power and is duly authorized and qualified under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it plans to conduct. The execution, delivery and performance of this Agreement do not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of RHC's Articles of Incorporation or Bylaws. RHC has full power, authority and legal right and has taken all action required by law, its Articles of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement.

Section 2.2 Capitalization. The authorized capitalization of RHC consists of 100,000 shares of Common Stock, $.001 par value, of which 48,235 shares (the “RHC Shares”) are presently, and will be immediately prior to the Closing, issued and outstanding. RHC has no preferred shares issued or authorized. The RHC Shareholders are the sole beneficial and record owners of the RHC Shares, and such RHC Shareholders presently have and at the Closing will have the unqualified right to transfer and dispose of such RHC Shares. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person.

Section 2.3 Options and Warrants. There are no outstanding options, warrants, calls, convertible securities, or rights of any kind to acquire any securities of RHC.

Section 2.4  Subsidiaries. RHC does not own directly or indirectly, any capital stock or have any interest in any corporation, partnership or other form of business organization other than RocketStream, Inc., a Georgia corporation (“RS”). RHC owns 100% of the outstanding shares of RS. Unless the context herein requires otherwise, all references in this Section 2 to RHC includes RS.

Section 2.6 Liabilities. Except as set forth in Schedule 2.7, RHC has no liabilities or obligations (whether known or unknown, contingent or absolute, matured, unmatured or otherwise) that are not reflected or reserved against in the Financial Statements, including, without limitation, any liabilities with respect to the payment of any country, federal, state, county, local or other taxes (including any deficiencies, interest or penalties).

Section 2.7 Absence of Certain Changes or Events. Since May 1, 2006:

(a) RHC has not: (i) amended its Articles of Incorporation or Bylaws; (ii) waived any rights of value which individually or in the aggregate are material considering the business of RHC; or (iii) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(b) RHC has not: (i) granted or agreed to grant any options, warrants or other rights for its certificates, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been canceled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;

(c) RHC has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or financial condition of RHC .

Section 2.8 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to RHC’s best knowledge, threatened by or against RHC, affecting RHC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations or financial condition of RHC.

Section 2.9 No Conflict With Other Instruments.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term or provision of, or constitute an event of default under, any contract, agreement or instrument to which RHC is a party or to which any of its properties or operations are subject.

Section 2.10 Authorizations; Permits; Licenses. RHC has all licenses, franchises, permits or other governmental authorizations legally required to enable RHC to conduct its business as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution, delivery and performance by RHC of this Agreement and the consummation of RHC of the transactions contemplated hereby.

Section 2.12 Compliance With Laws and Regulations. RHC has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or financial condition of RHC or would not result in RHC's incurring any material liability.

Section 2.13 Authority. RHC and each of the RHC Shareholders has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all of the RHC Shareholders and the board of directors of RHC and no other corporate or other proceedings on the part of RHC or the RHC Shareholders are necessary to authorize this Agreement and the transactions contemplated hereby.

Section 2.14 Information. The information concerning RHC as set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.15 Securities Laws. The RHC Shareholders acknowledge that the Zeros Common Shares to be delivered pursuant to this Agreement are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the offer and sale of the Zeros Common Shares are exempt from the registration provisions of Section 5 of the Securities Act pursuant to Section 4(2) thereof, as transactions by an issuer not involving any public offering, and/or may be deemed not to involve an offer or sale within the meaning of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder, and that the Zeros Common Shares being delivered pursuant hereto may not be resold in any transaction subject to Section 5 of the Securities Act unless registered or an exemption from registration is available for such sale, and that the certificates representing such Zeros Common Shares will bear substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION OR QUALIFICATION AFFORDED BY SUCH SECURITIES LAWS, AND HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES ONLY. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED, OR OFFERED FOR SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION, WITHIN THE UNITED STATES OR ANY OF ITS TERRITORIES OR TO A UNITED STATES PERSON, UNLESS (i) THE SECURITIES ARE REGISTERED UNDER SECTION 5 OF THE SECURITIES ACT, OR (ii) THE PROPOSED TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT. THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) WILL REFUSE TO TRANSFER THESE SECURITIES UNLESS PRESENTED WITH A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY (OR A NO-ACTION OR INTERPRETIVE LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION) TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION.

Section 2.16 Acquisition for Investment. The Zeros Common Shares to be delivered pursuant to this Agreement are being acquired by the RHC Shareholders for investment and not with a view to or for sale in connection with any distribution thereof.

ARTICLE III

EXCHANGE PROCEDURE; CLOSING

Section 3.1 Share Exchange/Delivery of RHC Shares. At the Closing, the holders of RHC Shares (or any other outstanding security of RHC, including, but not limited to, options, warrants, conversion rights or other equity interests) shall deliver to Zeros (i) certificates or other documents evidencing all of the issued and outstanding RHC Shares (and any other outstanding security of RHC, including, but not limited to, options warrants, conversion rights or other equity interests), duly endorsed in blank or with executed powers attached thereto in transferable form, such that RHC shall become a wholly owned subsidiary of Zeros as of the Closing.

Section 3.2 Issuance of Zeros Common Shares. In exchange for all of the RHC Shares delivered to Zeros pursuant to Section 3.1 above, Zeros shall issue one thousand shares for each RHC Share, for an aggregate of 48,235,000 "restricted" Zeros Common Shares to the RHC Shareholders, with each such RHC Shareholder to receive that number of Zeros Common Shares set forth opposite such RHC Shareholder’s name on Schedule I hereto. Such shares shall be "restricted" in accordance with Rule 144 of the Securities Act of 1933.

Section 3.3 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 am Pacific Time at the offices of Richardson & Patel LLP, 10900 Wilshire Blvd, Suite 500, Los Angeles, California be on or before May 10, 2006 or on such other date as may be mutually agreed upon by the parties (the “Closing Date”).

ARTICLE IV

DIRECTORS

Section 4.1 Directors of RHC After Acquisition. Deleted.

ARTICLE V

SPECIAL COVENANTS

Section 5.1 Access to Properties and Records. Prior to the Closing, RHC will afford to the officers and authorized representatives of Zeros the full access to the properties, books and records of RHC, in order that Zeros may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of RHC, and will furnish Zeros with such additional financial and operating data and other information as to the business and properties of RHC as Zeros shall from time to time reasonably request.

Section 5.2 Mutual Release with Fairbairn. Scott Fairbairn and Zeros, and, as the case may be, its/his past and present employees, officers, directors, agents, executors, administrators, trustees, partners, members, managers, representatives, parents, subsidiaries, controlled entities and affiliates, successors and assigns, forever discharge and release the other party, Zeros or Scott Fairbairn, as the case may be, and each of its/his past and present employees, officers, directors, agents, attorneys, insurers, representatives, assigns, subsidiaries, parents, predecessors, successors and related entities from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which they had or have arising out of any circumstance, thing, or event alleged, or arising out of the Agreement of Purchase and Sale of Assets entered into by and between Zeros and Fairbairn as of November 18, 2003.

Section 5.3 Mutual Release with Laisure. Mark Laisure and Zeros, and, as the case may be, its/his past and present employees, officers, directors, agents, executors, administrators, trustees, partners, members, managers, representatives, parents, subsidiaries, controlled entities and affiliates, successors and assigns, forever discharge and release the other party, Zeros or Laisure, as the case may be, and each of its/his past and present employees, officers, directors, agents, attorneys, insurers, representatives, assigns, subsidiaries, parents, predecessors, successors and related entities from any and all claims, damages, actions, judgments, obligations, attorneys' fees, indemnities, subrogations, duties, demands, controversies and liabilities of every nature at law or in equity, liquidated, or unliquidated, known or unknown, matured or unmatured, foreseeable or unforeseeable, which they had or have arising out of any circumstance, thing, or event alleged, or arising out of any verbal or written agreement for Zeros to acquire shares or assets of M Holdings, Inc., a California corporation entered into in 2003.

Section 5.4 Registration Rights. If (but without any obligation to do so) Zeros proposes to register (including for this purpose a registration effected by Zeros for stockholders other than the RHC Shareholder (each a “Purchaser”)) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in an S-8, S-4, or any other registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Zeros common stock acquired by Purchaser (“Registrable Securities”) or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), Zeros shall, at such time, promptly give each Purchaser written notice of such registration. Upon the written request of each Purchaser given within fourteen (14) days after mailing of such notice by Zeros, Zeros shall, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that such Purchaser has requested to be registered.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF ZEROS

The obligations of Zeros under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

Section 6.1 Accuracy of Representations. The representations and warranties made by RHC in this Agreement were true when made and shall be true at the Closing with the same force and effect as if such representations and warranties were made at the Closing (except for changes therein permitted by this Agreement), and RHC shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by RHC prior to or at the Closing.

Section 6.2 Shareholder and Director Approval. All of the directors and all of the holders of the issued and outstanding shares of Common Stock of RHC shall have approved this Agreement and the transactions contemplated hereby.

Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of RHC.

Section 6.4 Other Items. Zeros shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Zeros may reasonably request.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF RHC

The obligations of RHC under this Agreement are subject to the satisfaction, at or before the Closing (unless otherwise indicated herein), of the following conditions:

Section 7.1 Accuracy of Representations. The representations and warranties made by Zeros in this Agreement were true when made and shall be true as of the Closing (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing, and Zeros shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Zeros prior to or at the Closing.

Section 7.2 Director Approval. The board of directors of Zeros shall have approved this Agreement and the transactions contemplated hereby.

Section 7.3 No Material Adverse Change.  Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business or operations or nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Zeros.

Section 7.4 Other Items. RHC shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as RHC may reasonably request.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay any commission, brokerage or finder’s fees in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.2 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

Section 8.3 Notices. Any notices or other communications required or permitted hereunder shall be deemed sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

If to Zeros: Mr. Mark Laisure
Zeros and Ones, Inc.
Chief Executive Officer
1327 Ocean Avenue
Suite E
Santa Monica, California 90401

If to RHC : Mr. Scott Fairbairn
Rocketstream Holding Corporation
Chief Executive Officer
27 West Anapamu Street, Suite 252
Santa Barbara, California 93101

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have given as of the date so delivered, mailed or telegraphed.

Section 8.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.5 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

Section 8.6 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for six (6) months from the Closing Date.

Section 8.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.8  Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.9 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

Section 8.10 Expenses. Each party hereto shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions contemplated hereby and the preparation hereof.

Section 8.11 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

Section 8.12 Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other parties.

Section 8.14 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

Section 8.15 Construction. The language of this Agreement shall not be construed for or against any party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

Section 8.16 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by legal counsel of the effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be duly executed by their duly authorized representatives as of the date first above written.

ZEROS & ONES, INC. By: _____________________________________ Mark M. Laisure, President and CEO	ROCKETSTREAM HOLDING CORPORATION By: _____________________________________ Scott Fairbairn, Chief Executive Officer

RHC SHAREHOLDER SIGNATURE See Attached Schedule I Print SSN or Taxpayer ID of Rocketstream Holding Corporation Shareholder	See Attached Schedule I Print Name of Rocketstream Holding Corporation Shareholder

Shareholder is a(n): ____ individual ____ tenants in the entirety ____ corporation (an officer must sign) ____ partnership (all general partners must sign) ____ trust ____ limited liability company	19,235 shares of Rocketstream Holding Corporation common stock held State of Shareholder’s Residence: See Attached Schedule I
Print Name of Joint Shareholder (if applicable)
Signature of Attorney-In-Fact and Proxy Holder Scott Fairbairn
Attorney-in-Fact and Proxy Holder Print Title of Signing Person (if signatory is a corporation, partnership or other similar entity)
Signature of Joint Shareholder
Address of Shareholder: Facsimile No.:

SCHEDULE I

LIST OF RHC SHAREHOLDERS
Andrew Ackerman	200,000
Eric Alterman	100,000
Lisa Ammons	100,000
Christopher Ashe	600,000
Andrew Keith Barefoot	1,500,000
Douglas S. Bennett	15,000
Kenneth Best	25,000
Matthew Bigge	60,000
Christopher Y. DuShane	50,000
Carroll Edwards	750,000
Jeffrey Garren Edwards	200,000
Tina Edwards	150,000
Keri Suzanne Everett	180,000
David Hunter Fairbairn	40,000
Scott Allen Fairbairn	15,000,000
Frederic Fernand Fouassier	1,500,000
Goldman Enterprises	500,000
Stephen & Kathleen Guarino	2,000,000
John Henry Hawkins	1,500,000
J2 Ventures, LLC.	1,000,000
John La Rue	30,000
Daniel S. Laikin	240,000
Bronwyn Leigh Laisure	1,000,000
Mark M. Laisure	14,000,000
Lamoi International Limited	500,000
Jose Luis Redublo Laraya	30,000
Wendy LaTorre	100,000
William LaTorre	250,000
Murray A. Lewis	480,000
Vickey Lewis	30,000
William J. MacDonald	300,000
Leodis C. Matthews	15,000
Lee A. Mezrah	75,000
Leon Morris Mezrah	300,000
David Nguyen	400,000
Victor T. Paul	30,000
Ernest Poje	30,000
Candace and Rodney Rodriguez	100,000
John Mark Roesch	145,000
Reno R. Rolle'	500,000
Gary Sallee	25,000
Jeanette Secor	100,000
Cindy Simpson	60,000
Lorraine C. Spurge	50,000
Stephen J. Steller	540,000
Stanley Stevens	1,500,000
Mark Clement Thomas	20,000
Christopher R. Williams	25,000
Stephen Winokur	600,000
Andrew Taylor Wren	1,000,000
Joel Yanchuck	200,000
Joseph A. Zock	90,000